EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated August 15, 2005, relating to the financial statements of CRS Division, a business unit of Dictaphone Corporation, which appears in NICE-Systems Ltd.’s Current Report on Form 6-K dated August 26, 2005. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, CT
September 18, 2007